                                                                   EXHIBIT 20.2

                   Partners First Credit Card Master Trust
                           Monthly Trust Activity

A. Trust Level Activity
        Number of Days in Monthly Period                                                      31
        Beginning Principal Receivables Balance                                 1,574,712,012.06
        Beginning Special Funding Account Balance                                           0.00
        Beginning Principal Receivables + SFA Balance                           1,574,712,012.06
        Beginning Finance Charge Receivables                                       48,901,046.25
        Beginning Total Receivables                                             1,623,613,058.31
        Special Funding Account Earnings                                                    0.00
        Finance Charge Collections                                                 22,605,258.26
        Interest/Fee Reversals (Wachovia accounts only)                                     0.00
        Interchange Collections                                                     3,625,394.80
        Collection Account Investment Proceeds                                              0.00
        Recoveries treated as Finance Charge Collections                                    0.00
        Total Finance Charge Receivables Collections                               26,230,653.06
        Principal Receivables Collections                                         141,454,609.37
        Recoveries treated as Principal Collections                                   897,022.71
        Total Principal Receivables Collections                                   142,351,632.08
        Monthly Payment Rate (Principal plus Interest divided by Beg.
           Total Receivables)                                                              10.10%
        Defaulted Amount (Net of Recoveries)                                       12,147,053.86
        Annualized Default Rate                                                             9.26%
        Trust Gross Yield                                                                  19.99%
        Aggregate Account Addition or Removal (Y/N)?                                           Y
        Date of Addition/Removal                                                       26-Mar-02
        Principal Receivables at the end of the day of Addition/Removal            98,330,581.99
        SFA Balance at the end of the day of Addition/Removal                               0.00
        Principal Receivables + SFA Balance at the end of the day of
           Addition/Removal                                                        98,330,581.99
        Ending Principal Receivables Balance                                    1,446,301,770.14
        Ending Special Funding Account (SFA) Balance                                        0.00
        Ending Principal Receivables + SFA Balance                              1,446,301,770.14
        Ending Finance Charge Receivables                                          42,190,816.23
        Ending Total Receivables                                                1,488,492,586.37
        Required Minimum Principal Balance (as of month end)                      750,000,000.00

                   Partners First Credit Card Master Trust
                           Monthly Trust Activity

B. Series Allocations
                                                                                Total                       1998-3
          Group                                                                                                 1
          Class A Initial Invested Amount                                           528,000,000.00                 528,000,000.00
          Class B Initial Invested Amount                                           113,000,000.00                 113,000,000.00
          Collateral Initial Invested Amount                                         67,000,000.00                  67,000,000.00
          Class D Initial Invested Amount                                            42,000,000.00                  42,000,000.00
          Total Initial Invested Amount                                             750,000,000.00                 750,000,000.00
          Required Transferor Amount (per definition)                                52,500,000.00                  52,500,000.00
          Initial Invested Amount + Req Transf Amount                               802,500,000.00                 802,500,000.00
          Series Allocation Percentage                                                      100.00%                        100.00%
          Series Allocable Finance Charge Collections                                26,230,653.06                  26,230,653.06
          Series Allocable Principal Collections                                    142,351,632.08                 142,351,632.08
          Series Allocable Defaulted Amounts                                         12,147,053.86                  12,147,053.86
          Series Allocable Servicing Fee                                              1,250,000.00                   1,250,000.00
          In Revolving Period?                                                                                                  Y
          Available for Principal Sharing Series                                     74,704,885.81                  74,704,885.81
          Principal Shortfall                                                                 0.00                           0.00
          Allocation of Shared Principal Collections                                          0.00                           0.00
          Available for Excess Allocation Series                                      4,261,233.00                   4,261,233.00
          Finance Charge Shortfall                                                            0.00                           0.00
          Allocation of Excess Finance Charge Collections                                     0.00                           0.00

B. Series Allocations
          Amounts Due                                                                                        1998-3
                       Transferor's Percentage                                                                              51.65%
                       Principal Allocation Percentage                                                                      48.35%
                       Principal Collections                                                                        68,831,410.15
                       Floating Allocation Percentage                                                                       48.35%
                       Class A Certificate Rate                                                                           2.03000%
                       Class B Certificate Rate                                                                           2.26000%
                       CIA Certificate Rate                                                                               2.87500%
                       CIA Secured Loan Spread Rate                                                                       2.62500%
                       Class D Certificate Rate                                                                           0.00000%
                       Class A Interest                                                                                922,973.33
                       Class B Interest                                                                                219,910.56
                       Collateral Monthly Interest                                                                     165,871.53
                       Class D Interest                                                                                      0.00
                       Investor Monthly Interest                                                                     1,308,755.42
                       Investor Default Amount (Net of Recoveries)                                                   5,873,475.66
                       Interchange Collections                                                                       1,752,990.35
                       0.75% of Interchange                                                                            468,750.00
                       Servicer Interchange                                                                            468,750.00
                       Monthly Servicing Fee (Before Adjustments)                                                    1,250,000.00
                           Interchange Adjustment                                                                            0.00
                           SFA Adjustment                                                                                    0.00
                           Previous Period Adjustment                                                                        0.00
                       Total Monthly Servicing Fee (After all adjustments)                                           1,250,000.00

C. Calculation of Redirected Investor Finance Charge Collections ("Socialism")
                                                                                  Group I                    1998-3
          Beginning Invested Amount (Month)                                               750,000,000.00           750,000,000.00
          Finance Charge Collections                                                       12,683,330.80            12,683,330.80
          Reserve Account Interest                                                              4,628.11                 4,628.11
          PFA Proceeds                                                                              0.00                     0.00
          Total Finance Charge Collections                                                 12,687,958.91            12,687,958.91
          Investor Monthly Interest                                                         1,308,755.42             1,308,755.42
          Investor Default Amount                                                           5,873,475.66             5,873,475.66
          Monthly Servicing Fee                                                             1,250,000.00             1,250,000.00
          Additional Amounts                                                                        0.00                     0.00
          Total Amount Due                                                                  8,432,231.08             8,432,231.08
          Group Excess?                                                                                Y
          Amount per 4.10(A)                                                                                         1,308,755.42
          Amount per 4.10(B)         used in a                                                                       5,873,475.66
          Amount per 4.10(C)    shortfall scenario only                                                              1,250,000.00
          Amount per 4.10(D)                                                                                                 0.00
          Redirected Finance Charge Collections                                            12,687,958.91            12,687,958.91
          Amount of funds redistributed per 4.10                                                                             0.00
          Redirected Finance Charge Collections - PFA Proceeds (Class A available funds)                            12,687,958.91

                                    Page 2

                   Partners First Credit Card Master Trust
                          Monthly Trust Activity

D. Trust Performance
          30-59 Days Delinquent                                                            23,716,043.87                     1.64%
          60-89 Days Delinquent                                                            16,668,623.98                     1.15%
          90+ Days Delinquent                                                              36,791,402.57                     2.55%
          Total 30+ Days Delinquent                                                        77,176,070.42                     5.34%

          First USA Bank, N.A.
          as Servicer

          by: /s/ Tracie H. Klein
              -----------------------------
          Name:  Tracie H. Klein
          Title:  First Vice President

                                    Page 3